As filed with the Securities and Exchange Commission on November 30, 2000
                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          LIGHTPATH TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                                              86-0708398
 ----------------------------                                 ----------------
 (State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)


                         6820 Academy Parkway East, N.E.
                          Albuquerque, New Mexico 87109
                    ----------------------------------------
                    (Address of Principal Executive Offices)


                         AMENDED OMNIBUS INCENTIVE PLAN
                         ------------------------------
                            (Full title of the plan)


              Donald E. Lawson, President & Chief Executive Officer
             6820 Academy Parkway East, N.E., Albuquerque, NM 87109
             ------------------------------------------------------
                     (Name and address of agent for service)

                                 (505) 342-1100
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
=============================================================================================
                     Proposed Maximum   Proposed Maximum
Title of Securities    Amount to be      Offering Price      Aggregate          Amount of
 to be Registered       Registered        Per Share**     Offering Price**   Registration Fee
---------------------------------------------------------------------------------------------
Class A Common Stock
$.01 par value           1,450,000*         $20.22          $29,319,000        $7,740.22
=============================================================================================

* Each share of Class A Common Stock issued by the Registrant has one associated non-detachable Preferred Stock Purchase Right.

** Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of Common Stock on November 27, 2000.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I, Items 1 and 2, will be delivered to the employees in accordance with Form S-8 and Rule 428 of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This registration statement is being filed solely to register the issuance of up to 1,450,000 additional shares of the Company's Class A Common Stock pursuant to its Amended Omnibus Incentive Plan. The Company previously filed a registration statement on Form S-8 (File No. 333-23515) covering 325,000 shares of its Class A Common Stock initially authorized for issuance under that plan and a registration statement on Form S-8 (File No. 333-41705) covering an additional 1,500,000 shares of its Class A Common Stock authorized for issuance under that plan. Except as supplemented by the information set forth below, the contents of those earlier registration statements are incorporated herein by reference.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Squire, Sanders & Dempsey L.L.P. ("SS&D") has passed on the legality of the shares of Class A Common Stock offered hereby for the Company. One of SS&D's partners, James L. Adler, Jr., currently serves as a director of the Company. As of September 30, 2000, Mr. Adler held options to purchase an aggregate of 40,176 shares of the Company's Class A Common Stock, of which 31,118 were exercisable as of or within 60 days of November 1, 2000. SS&D serves as the Company's general corporate and securities counsel and provides services to the Company in this capacity on a regular basis.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on this 28th day of November, 2000.

                                        LIGHTPATH TECHNOLOGIES, INC.

                                        By: /s/ Donald E. Lawson
                                            ------------------------------------
                                            Donald E. Lawson, President
                                           and Chief Executive Officer

                            SPECIAL POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Donald E. Lawson as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the date indicated.

     Signature                       Title                           Date
     ---------                       -----                           ----

/s/ Donald E. Lawson            President, Chief Executive     November 28, 2000
-----------------------         Officer, Treasurer and
Donald E. Lawson                Director


/s/ Donna Bogue                 Senior Vice President, Chief   November 28, 2000
-----------------------         Financial Officer
Donna Bogue


/s/ Robert Ripp                 Chairman of the Board of       November 28, 2000
-----------------------         Directors
Robert Ripp


/s/ Leslie A. Danziger          Director                       November 28, 2000
-----------------------
Leslie A. Danziger


/s/ James L. Adler, Jr.         Director                       November 28, 2000
-----------------------
James L. Adler, Jr.


/s/ Louis Leeburg               Director                       November 28, 2000
-----------------------
Louis Leeburg

                                  EXHIBIT INDEX
                                                                  Page or Method
Exhibit Number         Description                                  of Filing
--------------         -----------                                  ---------
    4.2          Amended Omnibus Incentive Plan                          *

    5            Form of opinion rendered by Squire, Sanders &           *
                 Dempsey L.L.P., counsel for the Registrant

    23.1         Consent of KPMG LLP                                     *

    23.2         Consent of Squire, Sanders & Dempsey L.L.P.             *
                 (included in Exhibit 5)

    24           Power of Attorney                            See Signature Page

----------
* filed herewith